Exhibit 99.1

CENTRAL VALLEY REGION OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

AND

THE YEARS ENDED DECEMBER 31, 2001 AND 2000

TOGETHER WITH INDEPENDENT AUDITORS’ REPORT

Independent Auditors’ Report

The Board of Directors
Cardinal Health 414, Inc.:

We have audited the accompanying combined balance sheets of the Central Valley Region of Comprehensive Medical Imaging, Inc., a wholly owned group of medical imaging centers of Cardinal Health 414, Inc. (formerly known as Syncor International Corp.), as of September 30, 2002 and December 31, 2001 and the related combined statements of operations, owner’s equity (deficit), and cash flows for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in note 1 to the combined financial statements, the Company relies on its Parent Company for funding of its operations.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Central Valley Region of Comprehensive Medical Imaging, Inc. as of September 30, 2002 and December 31, 2001 and the results of its operations and its cash flows for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

As described in note 1 to the combined financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

KPMG

Los Angeles, California

March 11, 2003

CENTRAL VALLEY REGION OF COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED BALANCE SHEETS

(IN THOUSANDS)	SEPTEMBER 30, 2002	DECEMBER 31, 2001

ASSETS

Current assets:
Cash	$—	$—
Trade receivables, less allowance for doubtful accounts of $2,450 and $2,291, respectively	7,123	8,067
Deferred tax assets	1,638	953
Prepaids and other current assets	767	829

Total current assets	9,528	9,849

Property and equipment, net	10,922	12,911
Excess of purchase price over net assets acquired, net of accumulated amortization of $1,733 in 2001	18,078	18,060
Other assets	103	350

Total assets	$38,631	$41,170

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$197	$341
Accrued liabilities	2,062	316
Accrued radiology fees	230	291
Accrued wages and related costs	618	496
Current maturities of long-term debt	1,051	1,060

Total current liabilities	4,158	2,504

Long-term debt, net of current maturities	1,946	2,888
Deferred taxes	1,906	1,586
Other liabilities	308	—
Payable due to Syncor and CMI	30,323	33,547

Owners’ equity (deficit):
Retained earnings (accumulated deficit)	(10)	645

Total owners’ equity (deficit)	(10)	645

Total liabilities and owners’ equity (deficit)	$38,631	$41,170

See accompanying notes to combined financial statements.

CENTRAL VALLEY REGION OF COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF OPERATIONS

(IN THOUSANDS)	NINE MONTHS ENDED SEPTEMBER 30, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Net revenues	$18,790	$24,076	$6,181
Cost of revenues	6,006	7,188	1,305

Gross profit	12,784	16,888	4,876

Operating, general and administrative expenses	9,061	11,073	3,181
Depreciation and amortization	2,132	3,137	1,105
Special charges (notes 1 and 7)	1,651	—	—

Operating income (loss)	(60)	2,678	590

Other income (expense):
Interest income	7	—	—
Interest expense (note 7)	(744)	(1,547)	(605)
Equity in losses from joint ventures	(247)	(510)	—
Other, net	1	4	1

Other expense, net	(983)	(2,053)	(604)

Income (loss) from operations before taxes	(1,043)	625	(14)
Provision (benefit) for income taxes	(388)	251	(2)

Net income (loss)	$(655)	$374	$(12)

See accompanying notes to combined financial statements.

CENTRAL VALLEY REGION OF COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF OWNERS’ EQUITY (DEFICIT)

(IN THOUSANDS)	NINE MONTHS ENDED SEPTEMBER 30, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Beginning equity	$645	$271	$283
Net income (loss)	(655)	374	(12)

Ending equity (deficit)	$(10)	$645	$271

See accompanying notes to combined financial statements.

CENTRAL VALLEY REGION OF COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)	NINE MONTHS ENDED SEPTEMBER 30, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Cash flows from operating activities:
Net income (loss)	$(655)	$374	$(12)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,132	3,137	1,105
Provision for losses on receivables	1,083	1,190	219
Equity in losses from joint ventures	247	510	—
Provision for deferred taxes	365	569	64
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable – trade	(139)	(3,540)	(1,558)
Prepaids and other current assets	62	(518)	(204)
Other assets	230	(2,003)	(3,383)
Accounts payable	(144)	156	(122)
Accrued liabilities and radiology fees	1,685	349	220
Accrued wages and related costs	122	212	187
Deferred taxes	(924)	64	(64)

Net cash provided by (used in) operating activities	4,064	500	(3,548)

Cash flows from investing activities:
Purchase of property and equipment, net	(143)	1,784	(600)
Contributions to joint ventures	—	(706)	—
Distributions from joint ventures	256	—	—
Payments for acquisitions, net of cash	—	(13,367)	(8,331)

Net cash provided by (used in) investing activities	113	(12,289)	(8,931)

Cash flows from financing activities:
Repayment of long-term debt	(953)	(6,340)	(582)
Change in payable due to Syncor and CMI	(3,224)	18,129	13,060

Net cash provided by (used in) financing activities	(4,177)	11,789	12,478

Net change in cash	—	—	(1)

Cash at beginning of period	—	—	1

Cash at end of period	$—	$—	$—

See accompanying notes to combined financial statements.

CENTRAL VALLEY REGION OF COMPREHENSIVE MEDICAL IMAGING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1.   DESCRIPTION OF BUSINESS

Central Valley Region (the Region) includes ten wholly owned medical imaging centers, three imaging centers where the Region owns a 50% interest through joint venture arrangements, a regional billing center as well as an operations center located in the Southern California area, all of which are owned by Comprehensive Medical Imaging, Inc (CMI), a wholly owned subsidiary of Cardinal Health 414, Inc. (formerly known as Syncor International Corporation - Syncor).  Effective January 1, 2003, Syncor became a wholly owned subsidiary of Cardinal Health, Inc. (Cardinal Health).

The ten medical imaging centers included in this region are: Advanced Diagnostic Center of Thousand Oaks; CMI Diagnostic Center; Comprehensive Open MRI – Encino; Comprehensive Open MRI – Fullerton; Comprehensive Open MRI – Laguna Hills; Downey MRI Center; Medical Imaging Center of Huntington Beach; Valley Open MRI Center; Valley Magnetic Resonance Center; and Westlake Diagnostic Center.

The three joint ventures are: San Fernando Valley Regional PET Center, LLC; Valencia MRI, LLC; and Orange County Regional PET Center - Irvine, LLC.  The Region owns 50% interest in these joint ventures and the remaining 50% is owned by outside investors.  See Note 6 for further discussion.

On June 14, 2002, Syncor announced its decision to discontinue its medical imaging business – CMI, which includes the imaging centers in the Central Valley Region. Subsequent to June 14, 2002, Syncor has actively marketed the CMI operations for sale and has considered offers for the sale of its imaging business in the United States and Puerto Rico.  During the nine months ended September 30, 2002, CMI recorded a restructuring charge related to its decision to discontinue the medical imaging business.  The total amount of the charge was $10.8 million which consists primarily of severance of $6.0 million, the write-off of fixed assets of $1.8 million and $3.0 million related to transaction costs and other.  This charge has been allocated to the individual imaging centers based upon relative net revenue.  The total restructuring charge allocated to the Region was approximately $2.0 million of which $1.7 million is included in special charges and $0.3 million is included in the loss on investment related to the joint ventures.  The restructuring reserve of approximately $2.0 million is included in accrued liabilities as of September 30, 2002.

The Region’s operations represent one operating business segment within CMI.  The Region’s revenues are derived from medical imaging services in the Southern California area.  The medical imaging services the Region provides are primarily noninvasive procedures that generate representations of internal anatomy and convert them to film or digital media to aid in the detection and diagnosis of diseases and other disorders.  The Region offers managed care organizations and other third-party payors a full complement of medical imaging services, including magnetic resonance imaging, or MRI, computed tomography, or CT, traditional X-ray, mammography, ultrasound and fluoroscopy imaging, as well as Positron Emission Tomography (PET) imaging services in the Southern California area.  Management believes that the Region represents one operating segment based upon the guidance within Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, which requires companies to define and report financial and descriptive information about its operating segments.

Subsequent to September 30, 2002, we have entered into an agreement with a wholly owned subsidiary of InSight Health Services Corp. (InSight) whereby InSight is to purchase substantially all of the assets and assume certain liabilities of the Region.  Completion of the acquisition by InSight is subject to customary closing conditions, including, among others, the consent of InSight’s lenders. The parties expect to complete the transaction in April 2003.

Note 2.   SUMMARY OF CRITICAL ACCOUNTING ESTIMATES AND SIGNIFICANT ACCOUNTING POLICIES

Critical accounting policies are those accounting policies that can have a significant impact on the presentation of the Region’s financial condition and results of operations, and that require the use of complex and subjective estimates based upon past experience and management’s judgment.  Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.  Below are those policies applied in preparing the Region’s combined financial statements that management believes are the most dependent on the application of estimates and assumptions.  For additional accounting policies, see Summary of Significant Accounting Policies below.

Revenue Recognition. We recognize our revenue upon the completion of services being rendered.  Revenues are presented net of estimated customer contractual rate adjustments.  Estimated allowances for contractual adjustments are made in the same month as the revenue is recorded and are adjusted in future periods, if necessary, as changes in estimated contractual rates are determined.

Estimating Valuation Allowances for Doubtful Accounts and Contractual Adjustments. The allowances for doubtful accounts and contractual adjustments include management’s estimates and assumptions on the collectibility of our accounts receivable. Management specifically analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends, aging of accounts and changes in payment terms, when evaluating the adequacy of the allowance for doubtful accounts.  In evaluating the allowance for contractual adjustments, management relies on a combination of internal analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare and Medicaid programs. Any changes in these estimates or assumptions could cause material differences in recorded allowances.

Valuation of Long-Lived Assets and Goodwill.  We assess the impairment of long-lived assets and related goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include the following:

•    significant underperformance relative to expected historical or projected future operating results;

•    significant changes in the manner of our use of the acquired assets or the strategy for our overall business;

•    significant negative industry or economic trends;

•    our fair value relative to net book value.

When we determine that the carrying value of long-lived assets and related goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected undiscounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

On January 1, 2002, Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” was effective and as a result, we ceased amortizing approximately $18.1 million of goodwill.  In lieu of amortization, we are required to perform an initial impairment review of our recorded goodwill in 2002 and an annual impairment review thereafter. We completed our initial review prior to June 30, 2002; there was no adjustment to goodwill.

Subsequent to September 30, 2002, we performed the annual impairment analysis as required by SFAS No. 142.  Based upon the assessment of the anticipated sales values of the business assets, we concluded that the book value of the goodwill was not impaired.

Corporate Allocations.  CMI and Syncor provide the Region with various administrative services such as accounting, billing and cash management services.  The Region is assessed a fee for these services based upon the estimated costs incurred by CMI and Syncor, which directly benefit the Region.   Factors considered in determining the amount to be allocated include total net revenues and headcount.  This fee is included in operating, general and administrative expenses.  In addition, CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.

The Region is also assessed interest expense based upon our capital requirements defined as accounts receivable outstanding and fixed assets in relation to CMI’s combined total accounts receivable and fixed assets.  See Note 7 for additional information on the corporate allocations.

Summary of Significant Accounting Policies:

Principles of Combination:  The combined financial statements include the assets, liabilities and operations of the ten wholly owned imaging centers, a regional billing center, and an operations center in the Central Valley Region.  All significant inter-company accounts and transactions have been eliminated in combination.

Investments in Centers: For investments in affiliated centers where the Region has significant influence over operations but lacks control over major decisions, the Region accounts for the investments under the equity method of accounting in accordance with APB No. 18, The Equity Method of Accounting for Investment in Common Stock.  The investment in affiliated centers is included in the combined balance sheets under the category other assets or other liabilities depending on whether the allocable share of earnings or loss is in excess of the Region’s investments in the affiliated centers.  The Region recognizes allocable losses in excess of its investment in the joint ventures based on the Region funding the joint venture operations on an as-needed basis.

Financial Instruments:  The carrying value of financial instruments such as cash, trade receivables and payables, approximate fair value due to their short-term nature.  The carrying value of payables due to Syncor and CMI approximate fair value since these are arms-length in nature and due to the fact that while not short term, the nature of these payables are not settled over extended periods of time.  The carrying value of fixed long-term debt approximate fair value based on quoted interest rates for similar types of borrowings.

Property and Equipment:  Property and equipment are stated at cost and depreciated or amortized on a straight-line basis over estimated useful lives ranging from two to fifteen years. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the asset.

Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, which include the assets and liabilities allocated to the Region from CMI (see corporate allocation above). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Liquidity: Syncor provides the Region with cash management services.  We rely on these services provided by Syncor to obtain funding for current operations.  At September 30, 2002, the payable due to Syncor and CMI was $30.3 million.   At September 30, 2002, Syncor has pledged to provide continued financial support to the Region through October 2003, unless the Region is sold prior to that date.

Use of Estimates:  The Region’s management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

New Accounting Standards: In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards SFAS No. 141, Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets.  SFAS requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001, clarifies the recognition of intangible assets separately from goodwill and requires that unallocated negative goodwill be written off immediately as an extraordinary gain. SFAS No. 142, which was effective for fiscal years beginning after December 15, 2001, requires that ratable amortization of goodwill be replaced with periodic tests of goodwill impairment and that intangible assets, other than goodwill, which have determinable useful lives, be amortized over their useful lives. The

Region has adopted these accounting standards effective January 1, 2002 and has determined in the transitional impairment analysis that based upon the value of the anticipated sales values of the business assets that there has been no impairment. There were no adjustments to recorded balances as a result of the adoption of SFAS No. 142. We performed an annual impairment analysis of goodwill as required by SFAS No. 142 in October 2002 and concluded that the book value of the goodwill was not impaired.

The following table reconciles the Region’s net income (loss) adjusted for the amortization of goodwill.

(IN THOUSANDS)	NINE MONTHS ENDED SEPTEMBER 30, 2002	YEAR ENDED DECEMBER 31 2001	YEAR ENDED DECEMBER 31, 2000

Reported net income (loss)	$(655)	$374	$(12)

Goodwill amortization (net of taxes)	—	760	209

Adjusted net income (loss)	$(655)	$1,134	$197

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), which supersedes both FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121) and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion).  SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121.  SFAS No. 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business).  Unlike SFAS No. 121, an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill.  Rather, goodwill is evaluated for impairment under SFAS No. 142, Goodwill and Other Intangible Assets.

The Region was required to adopt SFAS No. 144 no later than the year beginning after December 15, 2001.  Accordingly, the Region adopted SFAS No. 144 in the first quarter of 2002.  Management does not expect the adoption of SFAS No. 144 for long-lived assets held for use to have a material impact on the Region’s financial statements because the impairment assessment under SFAS No. 144 is largely unchanged from SFAS No. 121.  The provisions of SFAS No. 144 for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities.  The adoption of SFAS No. 144 would impact any future discontinued operations.

On August 16, 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations.  The statement requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred.  When the liability is initially recorded, the entity increases the carrying amount of the related long-lived asset.  Over time, accretion of the liability is recognized each period, and the capitalized cost is depreciated over the useful life of the related asset.  Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.  The standard is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.  We do not expect that the adoption of SFAS No. 143 will have a material impact on the Region’s results of operations.

In April 2002, the FASB issued SFAS No. 145 Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections which requires that the Extinguishments of debt not be considered an extraordinary item under Opinion 30 Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions unless the debt Extinguishments meet the unusual in nature and infrequency of occurrence criteria in Opinion 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002 and upon adoption, companies must reclassify prior period items that do not meet the extraordinary item classification criteria in Opinion 30. The adoption of SFAS No. 145 is not expected to have a material impact on our financial position and results of operations.

On July 30, 2002, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 146, Accounting for Costs Associated with Exit or Disposal Activities.  SFAS No. 146 nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).  It requires that a liability be recognized for those costs only when the liability is incurred, that is, when it meets the definition of a liability in the FASB’s conceptual framework.  SFAS No. 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities.  SFAS No.146 is effective for exit or disposal activities that are initiated after December 31, 2002, with earlier adoption encouraged.  The Region does not expect that the adoption of SFAS No. 146 will have a material impact on its financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.  This interpretation requires a guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.  It also enhances guarantor’s disclosure requirements to be made in its interim and annual financial statements about its obligations under certain guarantees it has issued.  The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.  The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002.  The adoption of the recognition and initial measurement provisions is not anticipated to have a material effect on the Region’s financial position or results of operations.

In November 2002, the EITF issued 00-21, Accounting for Revenue Arrangements with Multiple Deliverables; effective for arrangements entered into after June 15, 2003.  This issue defines units of accounting for arrangements with multiple deliverables resulting in revenue being allocated over the units of accounting for revenue recognition purposes.  The adoption of this statement is not anticipated to have a material effect on the Region’s financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. This interpretation defines when a business enterprise must consolidate a variable interest entity. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to entities in which an enterprise holds a variable interest that it acquired before February 1, 2003.  The adoption of this interpretation is not anticipated to have a material effect on the Region’s financial position or results of operations.

Note 3.  ACQUISITIONS

Nine Months Ended September 30, 2002

During the nine months ended September 30, 2002, we did not complete an acquisition of or enter into an agreement to acquire additional imaging centers.

Year Ended December 31, 2001

During January 2001, we acquired three imaging centers sites in California for a purchase price of $13.4 million.

Year Ended December 31, 2000

During September 2000, we acquired three imaging centers in California for a purchase price of $8.3 million.

The following table represents the allocation of purchase price for these acquisitions during the years ended December 31, 2001 and 2000:

	ALLOCATION OF ACQUISITIONS PURCHASE PRICE
(IN THOUSANDS)	December 31, 2001	December 31, 2000

Accounts receivable	$2,484	$—
Goodwill	8,182	6,231
Other assets	36	—
Property and equipment	2,734	3,227
Other liabilities	(69)	(1,127)

Total	$13,367	$8,331

We accounted for these transactions as purchases and the purchase prices were allocated as indicated above.  Goodwill for these acquisitions was being amortized over a period ranging from 15 to 20 years.  Goodwill recorded related to acquisitions completed subsequent to June 30, 2001 is not subject to amortization.  Effective January 1, 2002, we ceased amortization of all other goodwill in accordance with SFAS No. 142.  The results of operations related to the above transactions are included in our combined financial statements from the effective acquisition dates.   Had the acquisitions occurred at the beginning of the year, our combined results would not have been materially different from reported results.

Note 4.  PROPERTY AND EQUIPMENT, NET

The major classes of property were as follows:

(IN THOUSANDS)	SEPTEMBER 30, 2002	DECEMBER 31, 2001

Land and buildings	$420	$420
Furniture and equipment	12,844	12,371
Leasehold improvements	1,622	1,703
Construction in progress	1,190	1,480

Total property, gross	16,076	15,974

Less accumulated depreciation and amortization	(5,154)	(3,063)

Total property, net	$10,922	$12,911

Note 5.  GOODWILL

The following table summarizes the changes in the carrying amount of goodwill for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000:

(IN THOUSANDS)	NINE MONTHS ENDED SEPTEMBER 30, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Beginning goodwill balance	$18,060	$9,204	$3,319
Goodwill acquired, net of purchase price acquired and adjustments	18	10,099	6,231
Amortization	—	(1,243)	(346)

Ending goodwill balance	$18,078	$18,060	$9,204

Note 6.  INVESTMENT IN AFFILIATED CENTERS

During 2001, the Region made a 50% equity interest investment in three imaging centers, San Fernando Valley Regional PET Center, LLC, Valencia MRI, LLC and Orange County Regional PET Center - Irvine, LLC.   The Region records these investments under the equity method of accounting.  The Region’s combined investment in these affiliated centers included in Other Liabilities was $0.3 million as of September 30, 2002 and  $0.2 million in Other Assets as of December 31, 2001.  The following table summarizes the results of operations of these joint ventures for the nine months ended September 30, 2002 and the year ended December 31, 2001 and the financial position as of September 30, 2002 and December 31, 2001.

(IN THOUSANDS)	SEPTEMBER 30, 2002	DECEMBER 31, 2001

Earnings Data:
Revenue	$4,135	$2,521
Operating income (loss) before corporate allocations	1,100	(118
Net income (loss) before corporate allocations	890	(305
Region’s allocable share of net income before corporate allocations	445	(152
Net corporate allocations	(692)	(358
Net income (loss) – after corporate allocations	198	(663
Region’s allocable share of net income (loss) after corporate allocation	$(247)	$(510
Balance Sheet Data:
Current assets	$2,002	$1,935
Total assets	$5,341	$5,959
Current liabilities	$1,374	$1,329
Total liabilities	$5,067	$5,660
Equity	$274	$299
Total liabilities and equity	$5,341	$5,959

The Region has recorded its allocable share of net earnings (loss) after corporate allocations in other income (expense) in the accompanying combined statements of operations.  The Region’s allocable share of the net corporate allocations attributable to the joint ventures is 100% rather than 50% since these costs were incurred on behalf of the joint ventures and are not recoverable from the other joint venture partners.  See Note 7 for discussion of corporate allocations.

Note 7.  RELATED PARTY TRANSACTIONS AND ALLOCATIONS

CMI and Syncor provide the Region with various services and funding, which have been allocated to the Region’s financial statements as described below.  The allocations to the Region are recorded through a net intercompany payable account (payable due to Syncor and CMI).   As of September 30, 2002 and December 31, 2001, the Region’s payable due to Syncor and CMI was $30.3 million and $33.5 million, respectively.

CMI and Syncor provide the Region with certain administrative services such as accounting and billing services.  The combined financial statements include a corporate overhead allocation, which is based upon the estimated allocation of costs incurred by CMI and Syncor, which directly benefit the Region.   Allocation is based on the Region’s pro-rated share of CMI total net revenue and headcount.  These costs are included in operating, general and administrative and depreciation and amortization expenses.

CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.  These assets and liabilities represent the administrative services’ and billing services’ assets and liabilities. These assets and liabilities have been allocated to the Region since management believes these assets and liabilities are integral to the Region and reflect the Region’s financial position as if operated on a stand-alone basis or have been incurred specifically for the Region.  These assets and liabilities are allocated to the imaging centers in the same manner as the expenses.   In addition, goodwill is carried on CMI’s balance sheet and is allocated to the imaging centers based on actual goodwill acquired for that imaging center.

Syncor also provides centralized treasury functions including cash management services.  As part of these services, surplus cash is remitted to Syncor and Syncor advances cash, as necessary, to the Region.  Syncor utilizes its unsecured revolving line of credit agreement and other credit facilities to obtain outside funding for the Region, as necessary.  Syncor allocates its interest expense to the Region based upon our use of capital defined as accounts receivable and fixed assets outstanding in relation to CMI’s combined total accounts receivable and fixed assets.  As of September 30, 2002, our total accounts receivable and fixed assets represented approximately 15% of CMI’s total combined amounts.  As such, our allocation received was approximately 15% of the total interest expense incurred by Syncor related to these borrowings.

On June 14, 2002, Syncor announced its decision to discontinue its medical imaging business — CMI, which includes the imaging centers in the Central Valley Region. Subsequent to June 14, 2002, Syncor has actively marketed the CMI operations for sale and has considered offers for the sale of its imaging business in the United States and Puerto Rico.  During the nine months ended September 30, 2002, CMI recorded a restructuring charge related to its decision to discontinue the medical imaging business.  The total amount of the charge was $10.8 million which consists primarily of severance of $6.0 million, the write-off of fixed assets of $1.8 million and $3.0 million related to transaction and other costs.  This charge has been allocated to the individual imaging centers based upon net revenue.  The total restructuring charge allocated to the Region was approximately $2.0 million of which $1.7 million is included in special charges and $0.3 million is included in the loss on investment related to the joint ventures.  The restructuring reserve of approximately $2.0 million is included in accrued liabilities as of September 30, 2002.

In addition, Syncor provides the Region’s employees with benefits.  Our employees participate in Syncor’s 401(k) plan, Employees’ Savings and Stock Ownership Plan (ESSOP), Syncor’s stock option program and other benefit programs such as health insurance.  The Region estimates and records the costs of these benefits as well as the employer portion of payroll taxes based upon a percentage of total payroll expense.  This percentage is approximately 24% of total gross payroll and is included in the combined statements of operations.

Syncor’s 401(k) plan is open to all employees of Syncor and its subsidiaries who are at least 18 years of age and have a minimum of three consecutive months of service. Under Syncor’s ESSOP, participants may contribute one percent to fourteen percent of their compensation to 401(k) investment options and an additional two percent of their compensation to purchase Syncor stock. The Region makes matching contributions to 50 percent of the employees’ 401(k) investment contributions up to a maximum of four percent of the employee’s compensation and to 100 percent of the employees’ Syncor stock purchases up to two percent of the employee’s compensation. The Region’s matching contribution is made in Syncor stock. Participants are fully and immediately vested in their contributions and vest in employer contributions over a five-year period of continuous employment. After five years of continuous employment, any further employer contributions are fully

and immediately vested.   Subsequent to January 1, 2003, the investment option for Syncor stock has been changed to Cardinal Health stock and matching contributions are made in Cardinal Health stock.

The following is a reconciliation of the Region’s statement of financial position before the allocations discussed above from Syncor and CMI and the Region’s statement as reported:

	AS OF SEPTEMBER 30, 2002
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
ASSETS
Current assets:
Cash	$—	$—	$—
Trade receivables, net	7,123	—	7,123
Prepaids and other current assets	2,323	82	2,405
Total current assets	9,446	82	9,528

Property and equipment, net	9,321	1,601	10,922
Excess of purchase prices over net assets acquired, net	—	18,078	18,078
Other assets	24	79	103
Total assets	$18,791	$19,840	$38,631

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$137	$60	$197
Accrued liabilities	303	1,759	2,062
Accrued radiology fees	230	—	230
Accrued wages and related costs	554	64	618
Current maturities of long-term debt	1,051	—	1,051
Total current liabilities	2,275	1,883	4,158

Long-term debt, net of current maturities	1,945	1	1,946
Deferred taxes and other	1,163	1,051	2,214
Payable (receivable) due to Syncor and CMI	(1,260)	31,583	30,323

Retained earnings (deficit)	14,668	(14,678)	(10)
Total liabilities and owners’ equity (deficit)	$18,791	$19,840	$38,631

	AS OF DECEMBER 31, 2001
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
ASSETS
Current assets:
Cash	$—	$—	$—
Trade receivables, net	8,067	—	8,067
Prepaids and other current assets	1,680	102	1,782
Total current assets	9,747	102	9,849

Property and equipment, net	11,040	1,871	12,911
Excess of purchase prices over net assets acquired, net	—	18,060	18,060
Other assets	629	(279)	350
Total assets	$21,416	$19,754	$41,170

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$238	$103	$341
Accrued liabilities	160	156	316
Accrued radiology fees	291	—	291
Accrued wages and related costs	355	141	496
Current maturities of long-term debt	1,060	—	1,060
Total current liabilities	2,104	400	2,504

Long-term debt, net of current maturities	2,884	4	2,888
Deferred taxes and other	1,586	—	1,586
Payable due to Syncor and CMI	5,546	28,001	33,547

Retained earnings (deficit)	9,296	(8,651)	645
Total liabilities and owners’ equity (deficit)	$21,416	$19,754	$41,170

The following is a reconciliation of the Region’s operations before the allocations from Syncor and CMI and the Region’s operations as reported:

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$18,615	$175	$18,790
Gross profit	12,609	175	12,784

Operating, general and administrative expenses	6,543	2,518	9,061
Depreciation and amortization	2,066	66	2,132
Special charge	—	1,651	1,651
Operating income (loss)	4,000	(4,060)	(60)
Interest income	—	7	7
Interest expense	(186)	(558)	(744)
Other, net	445	(691)	(246)
Income (loss) from operations before taxes	$4,259	$(5,302)	$(1,043)

	FOR THE YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$24,076	$—	$24,076
Gross profit	16,888	—	16,888

Operating, general and administrative expenses	7,401	3,672	11,073
Depreciation and amortization	1,890	1,247	3,137
Operating income (loss)	7,597	(4,919)	2,678
Interest income	—	—	—
Interest expense	(213)	(1,334)	(1,547)
Other, net	(204)	(302)	(506)
Income (loss) from operations before taxes	$7,180	$(6,555)	$625

	FOR THE YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$6,181	$—	$6,181
Gross profit	4,876	—	4,876

Operating, general and administrative expenses	2,341	840	3,181
Depreciation and amortization	759	346	1,105
Operating income (loss)	1,776	(1,186)	590
Interest income	—	—	—
Interest expense	(175)	(430)	(605)
Other, net	1	—	1
Income (loss) from operations before taxes	$1,602	$(1,616)	$(14)

Note 8.  LONG-TERM DEBT

The Region’s long-term debt was as follows:

(IN THOUSANDS)	SEPTEMBER 30, 2002	DECEMBER 31, 2001

Notes payable, payable in monthly installments through March 2004, with an effective interest rates of 6.00%	$214	$315

Capital lease obligations, payable in installments through September 2006, with effective interest rates ranging from 5.97% to 15.57%	2,783	3,633

Total debt	2,997	3,948

Less current maturities of long-term debt	(1,051)	(1,060)

Long-term debt, net of current maturities	$1,946	$2,888

At September 30, 2002, long-term debt maturing over the next five years is as follows: 2003, $1,051; 2004, $720; 2005, $615; 2006, $611 and 2007, $0.

Interest paid was $257, $271, and $173 for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, respectively.

Note 9.  INCOME TAXES

Income tax expense (benefit) attributable to income from operations consisted of:

(IN THOUSANDS)	NINE MONTHS ENDED SEPTEMBER 30, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Current:
Federal	$(2)	$(300)	$(58)
State	(21)	(18)	(8)
Total current	(23)	(318)	(66)

Deferred:
Federal	(326)	511	57
State	(39)	58	7
Total deferred	(365)	569	64

Total income tax expense (benefit)	$(388)	$251	$(2)

The amounts differed from the amounts computed by applying the federal income tax rate of 35 percent to pretax income from operations as a result of the following:

(IN THOUSANDS)	NINE MONTHS ENDED SEPTMBER 30, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Federal income taxes at “expected” rate	$(365)	$219	$(5)
Increase (decrease) in income taxes resulting from:
Meals and entertainment	6	5	3
State taxes, net of Federal benefit	(39)	26	—
Other	10	1	—

Provision (benefit) for income taxes	$(388)	$251	$(2)

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 2002 and December 31, 2001 are presented below:

(IN THOUSANDS)	SEPTEMBER 30, 2002	DECEMBER 31, 2001

Deferred tax assets:
Compensated absences, principally due to accrual for financial reporting purposes	$53	$52
Accounts receivable, due to allowance for doubtful accounts	974	895
Accrued liabilities, primarily due to employee benefits and other contingency accruals for financial reporting purposes	604	5
Deferred compensation, due to accrual for financial reporting purposes	5	1
Other	2	—

Total gross deferred tax asset	$1,638	$953

Deferred tax liabilities:
Plant, equipment and internal software, due to differences in depreciation and amortization	$1,484	$1,534
Goodwill	422	45
Other	—	7

Total gross deferred tax liabilities	$1,906	$1,586

Net deferred tax liability	$(268)	$(633)

Management has reviewed the recoverability of deferred income tax assets and has determined that it is more likely than not that the deferred tax assets will be fully realized through future taxable earnings, thus no valuation allowance is required.  Income tax refunded by Syncor on the Region’s behalf, amounted to $0.0 million, $0.3 million and $0.1 million for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, respectively.  These income tax payments (refunds) are accounted for through the net payable due to Syncor and CMI.

Note 10.  COMMITMENTS

The Region leases facilities and equipment with terms ranging from one year to fifteen years. The majority of property leases contain renewal options and some have escalation clauses for increases in property taxes, Consumer Price Index and other items.

The Region leases certain equipment under capital leases which had a cost of $6.1 million, $6.1 million, and $2.3 million at September 30, 2002, December 31, 2001 and 2000, and accumulated depreciation of $2.2 million, $1.2 million, and $0.5 million, respectively.

Future minimum lease payments under capital leases and non-cancelable operating leases with terms greater than one year at September 30, 2002 were as follows:

AS OF SEPTEMBER 30, 2002

(IN THOUSANDS)	CAPITAL LEASES	OPERATING LEASES

2003	$1,055	$942
2004	749	878
2005	676	858
2006	631	807
2007	—	739
Thereafter	—	1,611

	$3,111	$5,835

Less amount representing interest	(328)

Present value of net minimum lease payments	$2,783

Rental expense under operating leases was $0.9 million, $1.1 million, and $0.3 million for the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, respectively.

Note 11.  LITIGATION AND CONTINGENCIES

There are various litigation proceedings in which Syncor, CMI and the Region is involved. Many of the claims asserted against the Region in these proceedings are covered by insurance. The results of litigation proceedings cannot be predicted with certainty. However, in the opinion of CMI’s general counsel, such proceedings either are without merit or do not have a potential liability which would materially affect the financial condition of the Region on a combined basis.